EQUITY TRANSFER AND DEBT REPAYMENT AGREEMENT

This Equity Transfer and Debt Repayment Agreement (this "Agreement"), dated as of September 20, 2025, is entered into by and among Flora Growth Corp., an Ontario corporation ("Flora"), Flora Growth US Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Flora ("US Holdings"), Phatebo GmbH, a German limited company ("Phatebo," and together with Flora and US Holdings, "Transferor"), Flora Growth US Holdings LLC, a Florida limited liability company ("Lender"), and each of the noteholders of Flora set forth on the signatures pages hereto under the heading "Noteholders" (each, a "Noteholder," and collectively, the "Noteholders").

WHEREAS, Transferor conducts its hemp and cannabis-related business (the "Business") through its direct and indirect wholly-owned subsidiaries, (i) Australian Vaporizers Pty LTD, an Australian limited company ("Vaporizers"); (ii) Vessel Brand Canada Inc., a Canadian corporation ("Vessel Canada"); (iii) Klokken Aarhus Inc., a Canadian corporation ("Klokken"); (iv) Rangers Pharmaceuticals A/S, a Danish stock-based corporation ("Rangers"); (v) TruHC Pharma GmbH, a German limited company ("TruHC"); (vi) Vessel Brand Inc., a Delaware corporation ("Vessel US"); (vii) High Roller Private Label LLC, a Florida limited liability company ("High Roller"); (viii) Just Brands LLC; a Florida limited liability company ("Just"); (ix) Just Brands FL LLC, a Florida limited liability company ("Just FL"); (x) Just Brands International LTD, a United Kingdom limited company ("Just International"); (xi) United Beverage Distribution Inc., a South Dakota corporation ("United"); and (xii) Phatebo Pharma EOOD, a Bulgarian limited company ("Pharma," and together with Vaporizers, Vessel Canada, Klokken, Rangers, TruHC, Vessel US, High Roller, Just, Just FL, Just International and United, the "Transferred Companies");

WHEREAS, on the terms and subject to the conditions herein, Transferor wishes to transfer to Lender, and Lender wishes to accept from Transferor as satisfaction in full of its balance receivable under the Notes (as defined below), 100% of the issued and outstanding equity interests of the Transferred Companies, in addition to Transferor's minority equity interest in Hoshi International Inc. ("Hoshi") (such equity interests, collectively, the "Transferred Interests");

WHEREAS, each Noteholder holds a promissory note issued by Flora to such Noteholder on January 30, 2025, which promissory notes collectively have an outstanding balance of US$2,222,143 as of the date hereof (collectively, the "Notes"); and

WHEREAS, on the terms and subject to the conditions herein, (i) prior to the transfer of the Transferred Interests, the Noteholders will contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes, and (ii) the transfer of the Transferred Interests shall be consummated in full satisfaction of, and shall pay in full and forever discharge all obligations with respect to, the outstanding balance under the Notes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
TRANSFER OF TRANSFERRED INTERESTS

Section 1.01 Transfer of Transferred Interests. On the terms and subject to the conditions herein, at the Closing (as defined in Section 1.03), Transferor shall transfer to Lender, and Lender shall accept from Transferor, all of Transferor's right, title, and interest in and to the Transferred Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance"), other than encumbrances under the organizational documents of the Transferred Companies or Hoshi or under applicable securities laws ("Permitted Encumbrances").

Section 1.02 Debt Contribution and Debt Repayment in Full.

(a) Debt Contribution. Prior to the Closing, the Noteholders will contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes (the "Debt Contribution").

(b) Debt Repayment. At the Closing, the transfer of the Transferred Interests shall be consummated in full satisfaction of, and shall pay in full and forever discharge all obligations with respect to, the outstanding balance under the Notes (the "Debt Repayment"). The aggregate consideration for the Transferred Interests, being the outstanding balance under the Notes at the time of the Debt Repayment, is referred to herein as the "Consideration." Notwithstanding anything herein to the contrary, the Parties hereby agree that, as of the Closing, (i) the fair market value of the Transferred Interests is equal to the outstanding balance under the Notes as of the Closing, and (ii) the fair market value of Transferred Interests of Vessel US, High Roller, Just, Just FL and Just International is zero.

Section 1.03 Closing. The closing of the transfer of the Transferred Interests (the "Closing") shall take place remotely (through the electronic exchange of documents required to be delivered at the Closing), on a date to be specified by the Parties, as promptly as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE IV (disregarding conditions which are to be satisfied by actions taken at the Closing (but subject to the satisfaction of such conditions)). The date on which the Closing actually occurs is referred to herein as the "Closing Date."

Section 1.04 Closing Deliverables.

(a) Transferor's Deliveries. At the Closing, Transferor shall deliver or cause to be delivered to Lender the following:

(i) evidence reasonably satisfactory to Lender that Lender has been recorded as the sole owner of the equity interests of the applicable Transferred Company in the books and records of the Transferred Company (and has been recorded as the holder of Flora's minority equity interest in Hoshi, in the case of Hoshi).

(b) Lender's Deliveries. At the Closing, Lender shall deliver or cause to be delivered to Transferor the following:

(i) evidence reasonably satisfactory to Transferor and its counsel that the Debt Contribution has been consummated on the terms set forth herein; and

(ii) the Notes, to be marked cancelled in accordance with the Debt Repayment.

Section 1.05 Allocation of Consideration. The Consideration shall be allocated among the equity or assets of each Transferred Company and Hoshi for all purposes (including tax and financial accounting) in accordance with an allocation schedule agreed upon by the Parties (the "Allocation Schedule") (it being understood and agreed that zero Consideration shall be allocated to Vessel US, High Roller, Just, Just FL and Just International). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Lender and Transferor shall file all Tax Returns in a manner consistent with the Allocation Schedule. Neither Lender nor Transferor shall take any position (whether in audits, returns or otherwise) that is inconsistent with such allocation unless required to do pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

Transferor represents and warrants to Lender and the Noteholders that the statements contained in this ARTICLE II are true and correct as of the date hereof. For purposes of this ARTICLE II, "Transferor's knowledge," "knowledge of Transferor," and any similar phrases shall mean the actual knowledge of any officer of Transferor.

Section 2.01 Organization and Authority; Enforceability. Flora and US Holdings are corporations duly organized, validly existing, and in good standing under the laws of the Province of Ontario and the State of Delaware, respectively. Phatebo is a company with limited liability duly organized, validly existing, and in good standing under the laws of Germany. Flora, US Holdings and Phatebo each have full corporate or limited company, as applicable, power and authority to enter into this Agreement and the documents to be delivered by them hereunder, to carry out its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Flora, US Holdings and Phatebo of this Agreement and the documents to be delivered by them hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited company, as applicable, action on the part of Flora, US Holdings and Phatebo. This Agreement and the documents to be delivered by Flora, US Holdings and Phatebo hereunder have been duly executed and delivered by Flora, US Holdings and Phatebo, respectively, and assuming due authorization, execution, and delivery by the other Parties, this Agreement and the documents to be delivered by Flora, US Holdings and Phatebo hereunder constitute legal, valid, and binding obligations of Flora, US Holdings and Phatebo, respectively, enforceable against them in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (the "Enforceability Exceptions").

Section 2.02 No Conflicts; Consents. The execution, delivery and performance by Flora, US Holdings and Phatebo of this Agreement and the documents to be delivered by them hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Flora, US Holdings or Phatebo; (b) except for the Leases (as defined in Section 5.04), conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under, any material contract or material instrument to which Flora, US Holdings or Phatebo is a party; or (c) result in the creation or imposition of any Encumbrance on the Transferred Interests. Except with respect to the Leases, no consent, approval, waiver or authorization is required to be obtained by Flora, US Holdings or Phatebo from any individual or entity (each, a "Person") in connection with the execution, delivery and performance by Flora, US Holdings and Phatebo of this Agreement and the consummation of the transactions contemplated hereby, other than those that will be obtained at or prior to Closing.

Section 2.03 Legal Proceedings. Except as set forth in Flora's filings with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Ongoing Litigation"), there is no claim, action, suit, proceeding or governmental investigation ("Action") pending or, to Transferor's knowledge, threatened against or by Flora, US Holdings or Phatebo (a) relating to or affecting the Transferred Interests or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated hereby, except any Action(s) that would not, individually or in the aggregate, have a material adverse effect on Flora's, US Holdings' or Phatebo's ability to consummate the transactions contemplated hereby on a timely basis.

Section 2.04 Ownership of Transferred Interests.

(a) Flora is the direct legal, beneficial, record and equitable owner of all of the equity interests of Vaporizers, Vessel Canada, Klokken, Rangers, TruHC and United, and the direct legal, beneficial, record and equitable owner of a minority equity interest in Hoshi. US Holdings is the direct legal, beneficial, record and equitable owner of all of the equity interests of Vessel US, High Roller and Just. Just is the direct legal, beneficial, record and equitable owner of all of the equity interests of Just FL and Just International. Phatebo is the direct legal, beneficial, record and equitable owner of all of the equity interests of Pharma.

(b) The Transferred Interests constitute 100% of the issued and outstanding equity interests in each of the Transferred Companies and 100% of Flora's minority equity interest in Hoshi. Upon the Closing, Lender shall own all of the Transferred Interests and Flora's minority equity interest in Hoshi, free and clear of all Encumbrances, other than Permitted Encumbrances.

(c) There are no outstanding options, warrants or other rights to acquire equity interests in any of the Transferred Companies.

(d) The Transferred Interests are not certificated.

Section 2.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby or any document to be delivered hereunder based upon arrangements made by Transferor or any of its affiliates for which Lender or any Noteholder shall have any liability.

Section 2.06 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II, none of Transferor, any affiliate of Transferor nor any other Person makes any representations or warranties, and Transferor hereby disclaims any other representations or warranties, whether made by Transferor or an affiliate of Transferor, or any of their respective representatives, with respect to the execution and delivery of this Agreement or any document delivered to Lender pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LENDER AND THE NOTEHOLDERS

Lender and the Noteholders, jointly and severally, represent and warrant to Transferor that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, "Lender's knowledge," "knowledge of Lender," and any similar phrases shall mean the actual knowledge of any officer of Lender or any Noteholder.

Section 3.01 Organization and Authority; Enforceability.

(a) Lender is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. Lender has full limited liability company power and authority to enter into this Agreement and the documents to be delivered by it hereunder, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Lender of this Agreement and the documents to be delivered by it hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Lender. This Agreement and the documents to be delivered by Lender hereunder have been duly executed and delivered by Lender, and assuming due authorization, execution, and delivery by the other Parties, this Agreement and the documents to be delivered by Lender hereunder constitute legal, valid, and binding obligations of Lender, enforceable against Lender in accordance with their respective terms, except as may be limited by the Enforceability Exceptions.

(b) Each Noteholder has full legal power and authority to enter into this Agreement and the documents to be delivered by it hereunder, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. With respect to any Noteholder that is an entity, the execution, delivery, and performance by such Noteholder of this Agreement and the documents to be delivered by it hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite entity action on the part of such Noteholder. This Agreement and the documents to be delivered by each Noteholder hereunder have been duly executed and delivered by such Noteholder, and assuming due authorization, execution, and delivery by the other Parties, this Agreement and the documents to be delivered by such Noteholder hereunder constitute legal, valid, and binding obligations of such Noteholder, enforceable against such Noteholder in accordance with their respective terms, except as may be limited by the Enforceability Exceptions.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Lender and each Noteholder of this Agreement and the documents to be delivered by such Party hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lender or such Noteholder; or (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under, any material contract or material instrument to which Lender or such Noteholder is a party. No consent, approval, waiver or authorization is required to be obtained by Lender or any Noteholder from any Person in connection with the execution, delivery and performance by Lender or such Noteholder of this Agreement and the consummation of the transactions contemplated hereby, other than those that will be obtained at or prior to Closing.

Section 3.03 Legal Proceedings. There is no Action pending or, to Lender's knowledge, threatened against or by Lender or any Noteholder that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated hereby, except any Actions that would not, individually or in the aggregate, have a material adverse effect on Lender's or such Noteholder's ability to consummate the transactions contemplated hereby on a timely basis.

Section 3.04 Ownership of Notes. Each Noteholder continues to hold the Note that was issued by Flora to such Noteholder on January 30, 2025, free and clear of all Encumbrances.

Section 3.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby or any document to be delivered hereunder based upon arrangements made by Lender, any Noteholder or any of their respective affiliates for which Transferor shall have any liability.

Section 3.06 Investment Purpose. Lender is acquiring the Transferred Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Lender acknowledges that the Transferred Interests are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and that the Transferred Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.07 Adequate Information; Non-Reliance. Lender and each Noteholder acknowledges and agrees that (a) it has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and has had the opportunity to review Flora's filings with the SEC; (b) it, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal, and other risks associated with the ownership and transfer of the Transferred Interests, and it has had the opportunity to consult with its accounting, tax, financial, and legal advisors to be able to evaluate the risks involved in the ownership and transfer of the Transferred Interests; and (c) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by Transferor or any of its affiliates or representatives, except for the representations and warranties made by Transferor in ARTICLE II.

Section 3.08 Non-Public Information. Lender and each Noteholder acknowledges that (a) Transferor now possesses and may hereafter possess certain non-public information concerning Transferor, the Transferred Companies and Hoshi that may or may not be independently known to Lender or such Noteholder ("Non-Public Information"), which may constitute material information with respect to the foregoing, and (b) Transferor is relying on this representation and would not enter into a transaction to sell the Transferred Interests to Lender absent this representation. Lender and each Noteholder agrees that Lender shall accept the Transferred Interests from Transferor on the terms and conditions herein notwithstanding that the Non-Public Information exists, and Transferor has not disclosed any Non-Public Information to Lender or any Noteholder. Lender and each Noteholder acknowledges that it is sophisticated with respect to the ownership, transfer and valuation of securities such as the Transferred Interests, and that Transferor has no obligations to Lender or any Noteholder to disclose such Non-Public Information, nor does Transferor have a fiduciary obligation to Lender or any Noteholder.

ARTICLE IV
CLOSING CONDITIONS

Section 4.01 Conditions to Obligations of Lender and the Noteholders. The obligations of Lender and the Noteholders to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, by Lender:

(a) No Order. No governmental entity, including any federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order which (i) is final and non-appealable, (ii) is in effect, and (iii) has the effect of making illegal or otherwise prohibiting the performance by the Parties of their respective obligations under this Agreement in any material respect.

(b) Representations and Warranties. The representations and warranties of Transferor contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" or "material adverse effect" qualifiers set forth therein) would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of Transferor to consummate the transactions contemplated hereby.

(c) Agreements and Covenants. Transferor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Transferor at or prior to the Closing.

(d) Closing Deliverables. Transferor shall have delivered or caused to be delivered the deliverables required to be delivered pursuant to Section 1.04(a).

Section 4.02 Conditions to Obligations of Transferor. The obligations of Transferor to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, by Transferor:

(a) No Order. No governmental entity, including any federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order which (i) is final and non-appealable, (ii) is in effect, and (iii) has the effect of making illegal or otherwise prohibiting the performance by the Parties of their respective obligations under this Agreement in any material respect.

(b) Representations and Warranties. The representations and warranties of Lender and the Noteholders contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" or "material adverse effect" qualifiers set forth therein) would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of Lender and the Noteholders to consummate the transactions contemplated hereby.

(c) Agreements and Covenants. Lender and the Noteholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Transferor or the Noteholders at or prior to the Closing.

(d) Closing Deliverables. Lender shall have delivered or caused to be delivered the deliverables required to be delivered pursuant to Section 1.04(b).

Section 4.03 Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this ARTICLE IV that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE V
COVENANTS AND OTHER AGREEMENTS

Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Lender (which consent shall not be unreasonably withheld, delayed or conditioned), Transferor shall, and shall cause the Transferred Companies to, conduct their business in the ordinary course, consistent with past practice, and use reasonable best efforts to maintain and preserve intact their current organization, business and franchise.

Section 5.02 Location of Assets; Liabilities. If after the Closing, (a) Transferor or its affiliates receive or otherwise possess any asset that belong to the Transferred Companies (including any contract), or any liability that should be allocated to the Transferred Companies, or (b) the Transferred Companies receive or otherwise possess any asset that belong to Transferor or any of its affiliates, or any liability that should be allocated to Transferor, Transferor shall (and shall cause its affiliates to) with respect to clause (a), or Lender shall (and shall cause its affiliates to) with respect to clause (b), as promptly as practicable: (i) transfer all right, title, and interest in such asset to the appropriate Person, in each case for no additional consideration, and (ii) hold its right, title, and interest in and to such asset in trust for the applicable transferee until such time as such transfer is completed.

Section 5.03 Ongoing Litigation. The Parties will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the Ongoing Litigation.

Section 5.04 Leases. The Parties acknowledge and agree that the Transferred Companies currently lease real property under various lease agreements (collectively, the "Leases"). The Parties further acknowledge and agree that (a) certain of the Leases may require that consents or waivers be granted by the lessor in connection with the transactions contemplated hereby; (b) for purposes of this Agreement, Transferor shall have no obligation to obtain any such consent or waiver; (c) receipt of any such consent or waiver shall not constitute a condition to Closing hereunder, whether directly or indirectly; and (d) the failure to obtain any such consent or waiver shall not constitute a breach of this Agreement by Transferor, whether directly or indirectly. For purposes of this Agreement, any responsibility to obtain any such consent or waiver shall fall solely on Lender.

Section 5.05 Release. Effective upon the Closing, Transferor, on the one hand, and Lender and the Noteholders, on the other hand, in each case on behalf of itself and its heirs, administrators, executors, trustees, beneficiaries, successors and assigns (the "Releasing Parties"), hereby releases, forever discharges, and covenants not to sue, such other Parties and their respective individual, joint or mutual, representatives, directors, officers, attorneys, agents, employees, affiliates, successors and assigns (collectively, "Releasees") from and with respect to any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Released Claims"), which the Releasing Parties now have, have ever had or may hereafter have against the respective Releasees to the extent arising contemporaneously with or prior to the Closing; provided, however, that the foregoing release shall not apply to any rights or claims (a) of the Parties under this Agreement or any other document to be delivered hereunder, (b) arising under employment or independent contractor contracts or arrangements or (c) which cannot be waived pursuant to applicable law.

ARTICLE VI
TAX MATTERS

Section 6.01 Pre-Closing Tax Returns. Following the Closing, Transferor will, at its own cost, prepare and timely file, or cause to be prepared and timely filed, any income tax return of the Transferred Companies with respect to any taxable period ending on or before the Closing Date ("Pre-Closing Tax Period"), and Lender shall cooperate with the filing of such income tax returns. Such income tax returns will be prepared in a manner consistent with past practice, except to the extent otherwise required under applicable law. Transferor will provide all such income tax returns that are income tax returns to Lender for review at least 15 days prior to the due date for such income tax returns (including any applicable extensions), and Transferor will reasonably and in good faith consider any comments made by Lender before the due date for such income tax returns with respect to such income tax returns that are consistent with the standard set forth in the preceding sentence.

Section 6.02 Straddle Period Tax Returns. Following the Closing, Lender will, at its own cost, prepare and timely file, or cause to be prepared and timely filed, any tax return of the Transferred Companies with respect to any taxable period beginning before the Closing Date and ending after the Closing Date (the "Straddle Period"). Such tax returns will be prepared in a manner consistent with past practice, except to the extent otherwise required under applicable law. Lender will provide all such tax returns that are income tax returns to Transferor for review at least 15 days prior to the due date for such tax returns (including any applicable extensions), and Lender will reasonably and in good faith consider any comments made by Transferor before the due date for such tax returns with respect to such tax returns that are consistent with the standard set forth in the preceding sentence. In connection with the filing of any such tax return for a Straddle Period, Transferor shall pay, or cause to be paid to Lender, Transferor's pro rata share of all taxes of the Transferred Companies shown on any Straddle Period tax return to the extent allocable to the portion of the Straddle Period up to the Closing Date.

Section 6.03 Cooperation. Lender and Transferor will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of tax returns and any tax contest with respect to Pre-Closing Tax Periods. Without limiting the generality of the foregoing, the Parties acknowledge that, following Closing, Flora will have certain SEC reporting obligations that will involve and include the preclosing operations and financial statements of Flora and its subsidiaries, and as such, Lender shall reasonably cooperate, and use commercially reasonable efforts to cause its auditors to reasonably cooperate, in connection with the preparation and filing of such obligations.

Section 6.04 Post-Closing Actions. Following the Closing Date, Lender will not amend or cause to be amended any tax return, make or change any tax election, agree to the extension or waiver of the statute of limitations period or take any other action that has the effect of extending the period of assessment or collection, initiate discussions or examinations with any governmental entity, or make any voluntary disclosures, or take any other similar action with respect to taxes or omit to take any action with respect to taxes, in each case with respect to taxes of the Transferred Companies that relates to a Pre-Closing Tax Period, and in each case except as required by applicable law (as mutually agreed by Lender and Transferor, acting reasonably) or otherwise with the consent of Transferor, which consent will not be unreasonably withheld, delayed or conditioned.

Section 6.05 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne by Lender.

Section 6.06 Refunds. Transferor shall be entitled to any refunds of any (a) Taxes paid by the Transferred Companies for all Pre-Closing Tax Periods, and (b) with respect to any Straddle Period, Taxes paid by the Company attributable to the portion of such Straddle Period that ends on and includes the Closing Date (including, in each case, any interest in respect thereof). Notwithstanding the foregoing, Lender shall not be obligated to take any particular action or refrain from taking any particular action, in either case to obtain or maximize the amount of any such refunds. Lender shall cause the amount of any such refunds to which Transferor is entitled, but which are received by any of the Transferred Companies after the Closing Date, to be paid to Transferor as soon as practicable following such receipt or crediting to Transferor by wire transfer of immediately available funds to an account designated in writing by Transferor.

ARTICLE VII
INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, each of the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitations; provided, however, that the representations and warranties contained in Section 2.02 (No Conflicts; Consents) and Section 2.03 (Legal Proceedings) (collectively, the "Transferor Limited Representations") shall survive for twelve months after the Closing. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the applicable survival period and such claims shall survive until finally resolved.

Section 7.02 Indemnification.

(a) Indemnification by Transferor. Subject to the other terms and conditions of this ARTICLE VII, Transferor shall (i.e., Flora, US Holdings and Phatebo shall, jointly and severally) indemnify in full and defend each of Lender and its affiliates (including after the Closing, the Transferred Companies) and their respective officers, directors, employees, agents, successors and assigns against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses (as defined below), including direct claims and third-party claims, arising out of or relating to:

(i) any breach of, or inaccuracy in, any of the representations or warranties of Transferor contained in this Agreement; or

(ii) any breach or non-fulfillment of any obligation, covenant or agreement of Transferor contained in this Agreement or any document to be delivered by Transferor hereunder.

(b) Indemnification by Lender and the Noteholders. Subject to the other terms and conditions of this ARTICLE VII, Lender and the Noteholders shall, jointly and severally, indemnify in full and defend Transferor and its affiliates and their respective officers, directors, employees, agents, successors and assigns against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, including direct claims and third-party claims, arising out of or relating to:

(i) any breach of, or inaccuracy in, any of the representations or warranties of Lender or any Noteholder contained in this Agreement;

(ii) any breach or non-fulfillment of any obligation, covenant or agreement of Lender or any Noteholder contained in this Agreement or any document to be delivered by Lender or such Noteholder hereunder;

(iii) Lender's operation of the Transferred Companies or Hoshi after the Closing;

(iv) any liabilities of the Transferred Companies or Hoshi (to the extent not expressly retained or indemnified for by Transferor under this Agreement);

(v) any Action involving a Transferred Company or Hoshi; or

(vi) Flora's guarantee of the Lease of real property located in Winston Salem, North Carolina, including any action by the lessor in respect of such guarantee after the Closing.

As used herein, "Losses" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' and accounting fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing insurance recovery; provided, however, that "Losses" shall not include consequential damages which are not reasonably foreseeable or, except to the extent actually awarded to a third party, punitive damages.

Section 7.03 Limitations.

(a) Transferor shall not be liable under Section 7.02(a)(i) with respect to any breach of, or inaccuracy in, any Transferor Limited Representation until the aggregate amount of all such Losses exceeds an amount equal to 2.0% of the Consideration, in which event Transferor shall be liable for all such Losses from the first dollar; provided, however, that the aggregate amount of all Losses for which Transferor shall be liable under Section 7.02(a)(i) with respect to any breach of, or inaccuracy in, any Transferor Limited Representation shall not exceed an amount equal to 10.0% of the Consideration.

(b) If any Loss sustained by an indemnified Party is covered by an insurance policy, or an indemnification, contribution or similar obligation of another Person (a "Primary Obligor"), the indemnified Party shall use commercially reasonable efforts to recover the Loss from the Primary Obligor; provided, however, that (i) such efforts of the indemnified Party shall not require litigation or other extraordinary activities, (ii) the indemnified Party may attempt to recover from the indemnifying Party under this Agreement before or simultaneously with such efforts and (iii) no indemnification or recovery under this Agreement shall be delayed or withheld due to the failure of any Primary Obligor to have paid the indemnified Party for such Loss. The amount of any Losses for which an indemnifying Party is responsible under this ARTICLE VII shall be reduced by the amounts actually recovered by an indemnified Party from a Primary Obligor, net of premium increases, deductibles and other costs reasonably incurred by the indemnified Party in connection with such recovery, including investigation of the underlying claim and of collection (such amount, a "Net Recovery"). If an indemnified Party recovers from a Primary Obligor after being indemnified by an indemnifying Party, the indemnified Party shall refund the Net Recovery to the indemnifying Party to the extent of such prior indemnification. Notwithstanding the foregoing, Transferor shall not be entitled to be indemnified by or otherwise recover any amount from any Transferred Company or Hoshi if such amount would constitute Losses for which Transferor is otherwise liable for indemnification under this ARTICLE VII.

Section 7.04 Exclusive Remedy. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted by applicable law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties, except pursuant to the indemnification provisions set forth in this ARTICLE VII.

Section 7.05 Adjustments to Consideration. Any and all indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Consideration for tax purposes, unless otherwise required by applicable law.

ARTICLE VIII
TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Lender and Transferor;

(b) by Transferor or Lender if such Party is not in material breach of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Transferor (in the event of a termination by Lender) or by Lender or any Noteholder (in the event of a termination by Transferor); or

(c) by either Transferor or Lender if any of the conditions to Closing shall not have been, or if it becomes inevitable that any of such conditions cannot not be, fulfilled by December 31, 2025.

Section 8.02 Effect of Termination. If this Agreement is validly terminated, this Agreement shall become void and there shall be no liability on the part of any Party, except that no Party shall be relieved from liability for any willful breach of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01 AS IS, WHERE IS TRANSACTION. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE II, IT IS UNDERSTOOD AND AGREED THAT TRANSFEROR IS NOT MAKING, NOR HAS, AT ANY TIME, MADE, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE TRANSFERRED INTERESTS, OR THE BUSINESS OR PROPERTY OF THE TRANSFERRED COMPANIES OR HOSHI. LENDER AND EACH NOTEHOLDER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING, TRANSFEROR SHALL TRANSFER TO LENDER, AND LENDER SHALL ACCEPT, THE TRANSFERRED INTERESTS "AS IS, WHERE IS, WITH ALL FAULT," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN ARTICLE II.

Section 9.02 Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.03 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions, as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby. Without limiting the generality of the foregoing, Lender and Transferor will work collaboratively to update the ownership registries with respect to the Transferred Companies and Hoshi to reflect the transfer of the Transferred Interests, to the extent such updates are required in the applicable jurisdictions (it being understood and agreed that the updating of such ownership registries is not a condition to Closing hereunder).

Section 9.04 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.04):

If to Transferor:

c/o Flora Growth Corp.

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida 33309

Attention: Dany Vaiman, Chief Financial Officer

Email: dany.vaiman@floragrowth.com

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

66 Wellington St. W, Suite 3400, PO Box 111

Toronto, Ontario M5K 1G8

Attention: Richard Raymer

Email: raymer.richard@dorsey.com

If to Lender or any Noteholder:

Flora Growth US Holdings LLC

 3230 W. Commercial Boulevard, Suite 180

 Fort Lauderdale, Florida 33309

 Attention: Clifford Starke, Chief Executive Officer

Email: starke.clifford@gmail.com

As set forth on Flora's books and records.

Section 9.05 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

Section 9.06 Severability. If any term or provision of this Agreement is found invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify the Agreement so as to give effect to the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.07 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 9.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Lender and Transferor.

Section 9.09 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such Party. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. Unless consented to in writing by the other Parties, no such assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.11 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction).

Section 9.13 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Province of Ontario, and each Party irrevocably submits to the exclusive jurisdiction of the courts in such jurisdiction in any such suit, action or proceeding.

Section 9.14 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.15 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it shall not oppose the granting of such specific performance or relief and hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRANSFEROR:

Flora Growth Corp.

By: /s/ Dany Vaiman

Name: Dany Vaiman

Title: Chief Financial Officer

Flora Growth US Holdings Corp.

By: /s/ Dany Vaiman

Name: Dany Vaiman

Title: Chief Financial Officer

Phatebo GmbH

By: /s/ Martin Lisker

Name: Martin Lisker

Title: Managing Director

LENDER:

Flora Growth US Holdings LLC

By: /s/ Clifford Starke

Name: Clifford Starke

Title: Chief Executive Officer

[Equity Transfer and Debt Repayment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NOTEHOLDERS:

2200049 Alberta Inc.

By: /s/ Gregory Bealer

Name: Gregory Bealer

Title: Chief Executive Officer

Mercury II Acquisitions Corp.

By: /s/Clifford Starke

Name: Clifford Starke

Title: Chief Executive Officer

/s/ Brett Sandman
Brett Sandman

/s/ Chris Tilson
Chris Tilson

/s/ Clifford Starke
Clifford Starke

/s/ Sammy Dorf
Sammy Dorf

/s/ Stephen Iacona
Stephen Iacona

[Equity Transfer and Debt Repayment Agreement]